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                                                                      EXHIBIT 23

                                    PNC CPAS

                       CONSENT OF INDEPENDENT ACCOUNTANTS

Board of Directors
Segmentz, Inc.
Buchanan, Michigan

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-112899) of Segmentz, Inc. of our report dated February 7, 2006, relating to the consolidated financial statements of Segmentz, Inc., which appear in Segmentz, Inc.'s Form 10-KSB for the year ended December 31, 2005, filed with the United States Securities and Exchange Commission on March 31, 2006.


/s/     Pender Newkirk & Company LLP
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Pender Newkirk & Company LLP
Certified Public Accountants
Tampa, Florida
March 31, 2006